SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2011

FRIENDLY AUTO DEALERS, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada (State or other jurisdiction of incorporation or organization)	Primary Standard Industrial Employer Classification Code Number 7389	33-1176182 (I.R.S. Employer Identification Number)

4132 South Rainbow Road, Suite 514

Las Vegas, Nevada 89103

(Address of Principal Executive Offices and Zip Code)

(702) 321-6876

(Issuer's telephone number)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      .

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      .

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR

240.14d-2(b))

      .

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR

240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement-Amendment

Friendly Auto Dealers, Inc. entered into a material definitive agreement not made in the ordinary course of its business on November 16, 2010. This was reported on Form 8-K filed with the Commission on November 18, 2010. The parties to the agreement are Friendly Auto Dealers, Inc. and Splint Decisions Inc., a California corporation. No material relationships exist between the registrant Friendly Auto Dealers, Inc. or any of its affiliates and Splint Decisions Inc. and any of its affiliates or control persons.

The agreement provides in pertinent part that Friendly Auto Dealers, Inc. will exchange 250,523,333 shares of its common stock for one hundred percent of the issued and authorized shares of Splint Decisions Inc. Further, Friendly Auto Dealers, Inc. will act to complete the amendments to its articles of incorporation: (i) Change the name of the Company to Therapeutic Solutions International, Inc.; and, (ii) Increase the number of authorized shares from seventy million shares to seven hundred million. The material definitive agreement between the Company and Splint Decisions, Inc. provided that it close on or before January 31, 2011.

Regarding the material definitive agreement, Friendly Auto Dealers, Inc. filed a Preliminary Proxy Statement with the Commission on December 22, 2010 and an Amended Preliminary Proxy Statement with the Commission on January 19, 2011. As of the date of this filing, Friendly Auto Dealers, Inc. has not filed a definitive proxy statement.

Friendly Auto Dealers, Inc. and Splint Decisions, Inc. entered into an agreement on January 28, 2011 to extend the time frame in which to close the material definitive agreement to not later than March 31, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRIENDLY AUTO DEALERS, INC. (Registrant)

Date January 28, 2011

By /s/ Gerry Berg

Gerry Berg, PRESIDENT